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                                  EXHIBIT 10.7










                                EXAR CORPORATION



                                  PLAN DOCUMENT



                   KEY EMPLOYEE INCENTIVE COMPENSATION PROGRAM




                                FISCAL YEAR 1996


                        (APRIL 1, 1995 - MARCH 31, 1996)







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                                  PLAN DOCUMENT

                   KEY EMPLOYEE INCENTIVE COMPENSATION PROGRAM

                                FISCAL YEAR 1996




CONTENTS:


A.   PURPOSE

B.   EFFECTIVE DATES

C.   PLAN CHANGES

D.   PLAN ADMINISTRATION

E.   PARTICIPATION

F.   OVERALL PLAN CONCEPTS

G.   PROCEDURE

H.   METHOD OF CALCULATION

I.   CHANGES IN STATUS

J.   INTERPRETATION OF PLAN TERMS



ATTACHMENT:

       LETTER ACKNOWLEDGING PARTICIPATION
       ADDENDUM  "A" - SPECIAL LIMITED INCENTIVE POOL FUNDING FOR FY 1996


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A.   PURPOSE

The purpose of the Key Employee Incentive Compensation Program is to encourage and reward performance which contributes to the company's success. Financial incentives which complement base salary will be awarded to participants in the plan for achieving corporate, department, and personal objectives.


B.   EFFECTIVE DATE

This fiscal 1996 Plan was approved by the Board of Directors. The period April 1, 1995 through March 31, 1996 will be used for purposes of determining performance achievement and for payout calculations.


C.   PLAN CHANGES

The company, at its sole discretion through the Board of Directors, may amend, alter, or cancel this Key Employee Incentive Compensation Program at any time.


D.   PLAN ADMINISTRATION

The Key Employee Incentive Compensation Program will be administered by the Plan Committee consisting of the President and the Senior Vice President/CFO with the staff support of the Human Resources Director. The role of the plan committee is to interpret the provisions and intent of the plan, evaluate and determine eligibility and measurement criteria, assess performance results, and amend and modify the plan administration, as necessary. The President will approve the final recommendations to be submitted for Board of Directors' approval.


E.   PARTICIPATION

Eligibility in the annual incentive plan is determined by the recommendations of senior management and the approval of the President and Board of Directors.

1.    NEW HIRES

     (a) New hires after the beginning of the plan year who are approved as participants will have prorated incentive awards.

     (b) New hires in the final quarter (January 1 - March 31) of the plan year are not eligible to participate for that plan year.

2. Since this is an ANNUAL plan, participation is established annually. Participants in previous year(s) are not automatically included in subsequent years. A number of factors may change from year to year, such as: business conditions, employee individual contribution, criticality of certain positions, etc.


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3.   Inclusion in the plan does not constitute a guarantee of employment or specific earnings.


F.   OVERALL PLAN CONCEPTS

NOTE: ALTHOUGH THE BELOW PLAN CONCEPTS, PROCEDURES AND METHODS OF CALCULATION ARE IN PLACE FOR FISCAL YEAR 1996, THERE IS IN PLACE A SPECIAL LIMITED INCENTIVE POOL FUNDING ARRANGEMENT FOR FISCAL 1996 TO ENABLE SOME PAYOUT TO PARTICIPANTS IN ELIGIBLE DEPARTMENTS IN THE EVENT THE CORPORATE OBJECTIVES FALL SHORT OF THE THRESHOLD. THESE PROVISIONS ARE COVERED IN ADDENDUM "A" TO THIS DOCUMENT.

(1)   INCENTIVE POOL:    The plan is funded when ALL the established corporate
objectives are met as determined by the Board of Directors.   The minimum
threshold for ALL of the corporate objectives must be met before the incentive pool is funded.

(2)   INCENTIVE PAYOUT:     Payout occurs when the pool is funded, when the
established major departmental objectives are satisfactorily met as determined by the Plan Committee, and when personal performance is satisfactory.

(3)   INCENTIVE AMOUNT:     Individual payments are expressed as a percent of
the participant's annual base pay as of March 31 prior to the plan year.

(4)   TARGET INCENTIVE AWARD:     Participants selected for participation in the
plan will be assigned to one of several target incentive award categories. The higher the level of importance of the position of the success of the company, the higher the percentage of target incentive award.

For Example:

Assume the participant is approved for a target incentive award of 15% and all CORPORATE, DEPARTMENT, and INDIVIDUAL personal targets are met at exactly 100%, then the participant's performance incentive will be 15% of his annual base salary (as of March 31, prior to the beginning of the plan year). If targets are not met at 100%, but within the threshold of the target, the payout will be reduced. If the targets are exceeded to the outstanding level the payout could reach 150% of target award. In the above example that would be 22.5% of annual base salary. (15% x 150%)



G.   PROCEDURE

The employee selected for inclusion in this Key Employee Incentive Compensation Program will be notified in writing. The participant will be provided a copy of the corporate performance measures and the department performance measures. Any changes in the plan or the measurement criteria must be approved in writing by the President and the Board of Directors.

Payment will be subject to ordinary deductions, such as FICA, SDI, and income taxes. No other deduction will be made.

Payment, when earned, will be made as soon as administratively possible, generally not later than 90 days after the end of the plan year.


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H.   METHOD OF CALCULATION

(1)  ESSENTIAL ELEMENTS OF CALCULATION

(a)  INCENTIVE POOL FUNDING:     The pool is funded when all corporate
objectives are met. If any one of the objectives is below the established threshold the pool will NOT be funded. If the objectives are met just at threshold the pool will be funded at 50%. If the target objectives are met at 100% the pool will be funded at 100%. If the objectives are exceeded to the OUTSTANDING level, the pool will be funded at 150%.

(b)  DEPARTMENT INCENTIVE POOL:     This pool is funded from the corporate
incentive pool and is based on the department meeting or exceeding the threshold of performance objectives established by senior executives and approved by the Board of Directors. The sum of the individual payouts in a department cannot exceed the department pool. Further, the sum of the department pools cannot exceed the corporate pool.

(c)  PERSONAL CONTRIBUTION MODIFIER:    Each participant is able to modify the
amount of payout, based on individual contribution to Exar's success. The personal objectives are related to the participant's critical job responsibilities which are linked directly to departmental or corporate objectives. The payout can be modified (increased/decreased) based on appraisal by appropriate managers and approved by senior executives and by the Board.


(2)  ILLUSTRATIVE

Corporate Performance         Department Performance       Personal Contribution
- - ---------------------         ----------------------       ---------------------
determines total size    x    determines share of      x   modifier determines
of corporate pool             corporate pool awarded       amount of payout
funding                       to department
(3)  Examples

                                                  Example 1      Example 2
                                                  ---------      ---------
Employee's annual base salary (3/31/95):     $  70,000      $  70,000

Target Incentive Award                       20%    (14,000)  15%  (10,500)

     Corporate Performance                             105%           120%

     Department Performance                             92%           110%

     Personal Contribution Modifier                     85%            95%


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Example 1:
                                                    Target
                              Total Individual     Incentive       Incentive
Corp.     Dept.    Personal    Award Modifier        Award          Payment
- - -----     -----    --------   ----------------     ---------       ---------

105%   x   92%   x   85%    =      82.11%      x    $14,000    =   $11,495.40



Example 2:

120%   x  110%   x   95%    =      125.4%      x    $10,500    =   $13,167.00


Reference Plan Document (page 4, Paragraph H (1) (a), (b), (c)).   The sums of
the department pools cannot exceed the corporate pool. Further, the sum of individual payouts in a department cannot exceed the departmental pool.


I.   CHANGES IN STATUS

1. Participants who give notice of termination or who terminate employment, voluntarily or involuntarily, prior to the date of payout are not eligible for payment.

2. Participants who retire or become totally disabled during the plan year will receive the eligible award payment on a prorated basis.

3. If a participant dies during the plan year the beneficiary will receive the entire eligible payment.

4. Employees who ,during the plan year, are promoted to incentive eligible positions and are approved by the President and the Board of Directors for inclusion in the Plan may receive payments on a prorated basis. Employees promoted in the last quarter of the plan year are not eligible in that year.

5. Rehired employees who were previously eligible as participant in this Plan must be approved as any other new participant.


J.   INTERPRETATION OF PLAN TERMS

The plan committee with the approval of the Board of Directors is responsible for the interpretation of this plan. Any resolution or dispute regarding eligibility, determination of procedures, measurements, or awards is the sole responsibility of the Plan Committee with Board of Directors' approval.


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I acknowledge receiving a copy of the Plan Document Fiscal 1996 Key Employee
Incentive Compensation Program for the period April 1, 1995 through March 31, 1996. I have read and understand the terms of this Plan, and also understand that this plan neither constitutes a contract of employment nor a representation as to my future earnings. The Letter of Notification and the Plan constitute the entire agreement and supersede any prior written and oral agreements. I understand that participants are eligible for payment only when corporate, departmental, and individual performance measures are met. I understand that should I terminate employment or submit notice of termination on or before the date of payout I forfeit all rights to the payout. Further, I understand that the President and the Board of Directors have the sole discretionary authority for interpreting the provisions of the plan, determining eligibility, and approving any bonus payout.




                                   -----------------------------
                                   Employee Name


                                   -----------------------------
                                   Employee Signature


                                   -----------------------------
                                   Date



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          FISCAL YEAR 1996 KEY EMPLOYEE INCENTIVE COMPENSATION PROGRAM


                                  ADDENDUM "A"


             SPECIAL LIMITED INCENTIVE POOL FUNDING FOR FY 1996 PLAN

     1. Notwithstanding paragraph H (Method of Calculation) in the 1996 Plan Document, special provisions for the FY1996 Plan will enable a limited payout to certain participants of the Plan when corporate objectives are below threshold, with the following conditions:

          a. When the Operating Income Corporate Objective is at or above 80% of the Target Threshold, there will be funding of the special incentive pool for participants of qualifying departments. For FY 1996 the Operating Income Threshold is $29.9 Million. 80% of the Threshold is $23.92 Million. Note, this Special Funding Arrangement is not based on achievement of sales objectives.
The Special Pool is funded from operating income.

          b. Only those departments whose overall performance was at or above threshold of the overall department objectives may participate in the Special Limited Incentive Pool Funding.

          c. When the Operating Income Corporate Objective is below 80% of the Threshold (under $23.9 Million), there will be no funding of the Special Limited Incentive Pool.

     2. As with the regular incentive plan, final payout to individuals will be modified to reflect individual performance.

     3.   Provisions for the Special Funding:

          Department Performance   Special Funding(% of Modified Dept. Pool)
          ----------------------   -----------------------------------------

          150% Outstanding                             50.0%

          100% Target                                  33.3%

          At Threshold                                  1.0%

          Below Threshold                                0

     4.   Example   (See attachment)


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EXAMPLE                     Attachment to Addendum A
                            FY 1996  Key Employee Incentive Compensation Program
                   Target
                   Award
                   -----                     Individual.         Modified
Dept XYZ       Sal        %         $        Performance         Target Award $
- - --------       ---       ---       ---       -----------         --------------

Emp A          60K       l5%       9.0K           95%                 8.5K

Emp B          70K       15%      10.5K           115%                12.1K

Emp C          80K       20%      16.0K           125%                20.0K
                                  -----                               -----
               Dept Pool @100%    35.5K           Mod Dept Pool       40.6K


Assume the Corporation achieved 90% of Threshold for Operating Profit. The Special Limited Pool is now funded.

Assume the XYZ Department achieved at 110% overall for department objectives; therefore, the Special Funding for the department participants will be a 36.3% which equates to $12.9K (*)

          Dept Performance         Special Funding
          ----------------         ---------------
                                    %           $
                                   ---         ---
          150% Outstanding         50.0%       17.8K
       *  110% ACT'L DEPT PERF.    36.3%       12.9K
          100% Target              33.3%       11.7K
          At Threshold              1.0%        0.4K
          Below Threshold           0           0


The $12.9K is about 31.8% of the department modified pool of $40.6K; therefore each participant within the department will have his/her modified target award reduced, as follows:

                     Mod    x   31.8%  =  Final
                     TA        Adjust.    Payout
                     ---       ------     ------

     Emp A           8.5K   x   .318   =   $2.7K
     Emp B          12.1K   x   .318   =   $3.8K
     Emp C          20.0K   x   .318   =   $6.4K
                    -----                  -----

     Total          40.6K   x   .318   =  $12.9K


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